UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 20, 2003

DQE, Inc.

Exact name of registrant as specified in its charter;

Pennsylvania	1-10290	25-1598483
State or other jurisdiction of incorporation or organization;	Commission File No.:	IRS Employer Identification No.:

411 Seventh Avenue Pittsburgh, PA	15219
Address of principal executive offices;	zip code;

Registrant’s telephone number, including area code:

412-393-6000

Item 9. Regulation FD Disclosure.

On May 20 and 21, 2003, DQE’s investor relations representatives will attend the Edison Electrical Institute’s Annual Financial Meeting to meet with analysts and investors and review DQE’s first quarter results as set forth in the Form 10-Q for the Quarter Ended March 31, 2003 (filed with the SEC on May 15, 2003). DQE will reaffirm its 2003 earnings guidance of $91 million to $95 million from continuing operations, which includes a $7 million gain related to a first quarter asset sale and assumes third quarter deployment of sale proceeds from the pending divestiture of DQE’s investment in its water and wastewater management subsidiary, AquaSource, Inc. This earnings guidance was previously made in DQE’s May 1, 2003 earnings release (furnished to the SEC on a Form 8-K on May 2, 2003).

The earnings guidance set forth above is a forward-looking statement, the results of which may materially differ from those implied due to known and unknown risks and uncertainties as discussed below. Projected DQE cash flow, earnings, earnings growth and dividends will depend on the performance of its subsidiaries, on the effectiveness of any divestiture of non-core businesses and assets, and board policy. Demand for and pricing of electricity, water and landfill gas, changing market conditions and weather conditions could affect earnings levels. Duquesne Light’s earnings will be affected by the number of customers who choose to receive electric generation under POLR II, by final PUC approval of POLR III and by the continued performance of the generation supplier. The ultimate structure of POLR III will be subject to PUC review and approval, and will depend on Duquesne Light’s ability to contract with suitable third-party suppliers and the terms negotiated with such suppliers. The anticipated earlier closing of the AquaSource sale transaction may have favorable financial results relative to prior expectations. Any debt reductions will depend on the availability of cash flows, including any AquaSource divestiture proceeds. AquaSource divestiture proceeds will depend on the various price adjustments agreed to by Philadelphia Suburban. The timing of the AquaSource asset sale closing, the use of proceeds, purchase price adjustments, and the accounting treatment of the disposition and the retained liabilities, may affect AquaSource and DQE earnings. The timing of the AquaSource asset sale closing will depend on, among other things, determinations by the local public utility commissions. Customer energy demand, fuel costs and plant operations could affect DQE Energy Services’ earnings. The outcome of the shareholder litigation initiated against DQE may affect performance. The final resolution of proposed adjustments regarding income tax liabilities of DQE and its affiliates (which will depend on negotiations with the appropriate tax authorities) could affect financial position, earnings, and cash flows. The resolution of the Fresh Kills landfill-related litigation could affect cash flows and earnings. Earnings with respect to alternative fuel operations, landfill gas and affordable housing investments will depend, in part, on the continued viability of, and compliance with the requirements for, applicable federal tax credits. The credit ratings we receive from the rating agencies could affect the cost of borrowing, access to capital markets and liquidity. Market and business conditions, demand for services, and stock market volatility may affect the ability to monetize remaining energy technology investments. Overall performance by DQE and its affiliates could be affected by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services and prices, as well as the factors discussed in SEC filings made to date.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DQE, Inc.
(Registrant)

Date	May 20, 2003	/s/ STEVEN R. SCHOTT
(Signature) Steven R. Schott Vice President and Controller

3